UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2014

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2014, the Compensation Committee of the Board of Directors of Hooker Furniture Corporation (the “Company”) approved annual base salaries, annual cash incentives and long-term incentive awards for the Company’s executive officers.

Annual Base Salary

The base salary for each executive officer for the 2014 calendar year will be:

Base Salary
Paul B. Toms, Jr., Chairman and CEO	$370,000
Paul A. Huckfeldt, Senior VP – Finance and Accounting and CFO	214,500
Michael W. Delgatti, Jr., President	300,000
Anne M. Jacobsen, Senior VP-Administration	175,000

Annual Cash Incentives

The annual cash incentive for each executive officer for the Company’s 2015 fiscal year, which ends February 1, 2015, will be paid if the Company attains 70% or more of its budgeted fiscal 2015 consolidated net income target, as approved by the Board of Directors.  Each executive officer is eligible to receive a percentage of the executive’s calendar 2014 base salary, with no cash bonus paid if the Company fails to reach at least 70% of the budgeted consolidated net income target and a maximum cash bonus paid if the Company reaches 150% or more of target consolidated net income.  The annual cash incentive potential, expressed as a percentage of annual base salary, for each of the executive officers is as follows:

	If the Company Attains:
	70% of Target Net Income	85% of Target Net Income	100% of Target Net Income	125% of Target Net Income	150% or More of Target Net Income
Paul B. Toms, Jr.	25%	38%	50%	67%	84%
Paul A. Huckfeldt	20%	30%	40%	53%	67%
Michael W. Delgatti, Jr.	23%	34%	45%	60%	75%
Anne M. Jacobsen	20%	30%	40%	53%	67%

Long-Term Incentive Awards

Time-Based Restricted Stock Units (RSUs).  Each time-based RSU entitles the executive officer to receive one share of the Company’s common stock if the executive remains continuously employed with the Company through the end of a three-year service period that ends April 15, 2017. At the discretion of the Committee, the RSUs may be paid in shares of the Company’s common stock, cash (based on the fair market value of a share of the Company’s common stock on the date payment is made), or both. In addition to the service-based vesting requirement, 100% of an executive officer’s RSUs will vest upon a change of control of the Company and a prorated number of the RSUs will vest upon the death, disability or retirement of the executive officer.

The number of RSUs awarded to each executive officer is set forth in the table below.

Executive Officer	Number of RSUs
Paul B. Toms, Jr.	0
Paul A. Huckfeldt	25,740
Michael W. Delgatti, Jr	59,994
Anne M. Jacobsen	17,500

Performance Grants. Each performance grant entitles the executive officer to receive a payment based on the achievement of two specified performance conditions. The payout will be the sum of two amounts, based on the Company’s absolute and relative EPS growth over a three-year performance period that began February 3, 2014 and ends January 31, 2017. At the discretion of the Committee, the payout can be made in cash, shares of the Company’s common stock (based on the fair market value of a share of the Company’s common stock on the date payment is made), or both. The executive officer also must remain continuously employed with the Company through the end of the performance period to be eligible for a payment.

The payment for each executive officer under the executive’s performance grant will be the sum of the following amounts:

a.
An amount set forth in the table below based on the growth of the Company’s fully diluted earnings per share from continuing operations (“EPS”) over the performance period. The Company’s EPS growth must be at least 5% over the performance period for a payment to be made.

	Payout Amount Based on EPS Growth (%) for Performance Period
Executive Officer	5%	10%	15%	20%	25%
Paul B. Toms, Jr.	$27,750	$83,250	$111,000	$138,750	$166,500
Paul A. Huckfeldt	12,870	38,610	51,480	64,350	77,200
Michael W. Delgatti, Jr.	15,003	45,009	60,012	75,015	90,018
Anne M. Jacobsen	8,750	26,250	35,000	43,750	52,500

b.
An amount set forth in the table below based on the growth of the Company’s EPS over the performance period relative to a group of specified peer companies. However, if the Company’s EPS growth is not positive for the performance period, this payment will be capped at the amount for the 50th percentile.

	Payout Amount Based on Relative EPS Growth for Performance Period
Executive Officer	Less than 50th percentile	50th percentile, but less than 75th percentile	Equal to or greater than 75th percentile
Paul B. Toms, Jr.	$0	$111,000	$166,500
Paul A. Huckfeldt	0	51,480	77,200
Michael W. Delgatti, Jr.	0	59,994	89,991
Anne M. Jacobsen	0	35,000	52,500

In addition, a payment will be made to an executive officer under each performance grant upon a change of control of the Company, consistent with attaining 15% EPS growth and relative EPS growth at the 50th percentile for the performance period, or a prorated amount following the death, disability or retirement of the executive officer as described in the executive officer’s grant agreement.

The terms of the time-based RSUs and the performance grants are more completely described in the respective forms of grant agreements filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2012, and which are incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1.                      Form of Time-Based Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2012)

Exhibit 10.2.                      Form of Performance Grant Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2012)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Senior Vice President - Finance and Accounting
Chief Financial Officer

Date: April 21, 2014